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                                                                    Exhibit 99.1

CONTACT: Leigh C. Comas, Vice President, Finance and Treasurer Kimberly A. Holland, Director, Investor Relations

FOR IMMEDIATE RELEASE


                         MANOR CARE, INC. TO SEPARATE
                         ----------------------------
                  HEALTH CARE SERVICES AND REALTY OPERATIONS
                  ------------------------------------------

       -- ManorCare Health Services to Operate Assisted Living, Skilled
         Nursing, Institutional Pharmacy and Home Health Businesses --

     -- Manor Care Realty to Focus on Accelerated Development of Assisted
                             Living Facilities --

     Gaithersburg, Maryland, September 15, 1997 -- Manor Care, Inc. (NYSE: MNR) today announced that its Board of Directors has approved the separation of Manor Care into two public companies, both of which are anticipated to be listed on the New York Stock Exchange. This separation will be achieved through a one for one, pro rata distribution to stockholders of all outstanding shares of ManorCare Health Services, Inc., a newly-formed company to own and operate Manor Care's assisted living business and to lease and operate Manor Care's skilled nursing facilities. ManorCare Health Services will also own Manor Care's institutional pharmacy and home health businesses. Manor Care, which will be renamed Manor Care Realty, Inc., will be a health care real estate company focused on the ownership, construction, development and acquisition of health care properties, including skilled nursing and assisted living facilities. Manor Care Realty will continue to own its skilled nursing facilities and Mesquite Hospital.

     The proposed separation is subject to receipt of a ruling from the Internal Revenue Service that the transaction will be tax free to Manor Care and its shareholders and to receipt of a satisfied solvency opinion, necessary regulatory approvals and related licensing arrangements. In connection with the transaction, Manor Care Realty will incur indebtedness of approximately $750 million via a public issue of debentures, intercompany indebtedness with ManorCare Health Services and bank borrowings. The new indebtedness is expected to be put in place contemporaneously with the completion of the distribution transaction which is anticipated to occur before calendar year end.

     At the time of the distribution, Manor Care Realty will capitalize ManorCare Health Services with approximately $250 million in cash and a $250 million intercompany note. This initial funding will provide ManorCare Health Services with the financial foundation and flexibility it needs to build itself into a leading participant in assisted living.

     Stewart Bainum, Jr., Manor Care's Chairman and Chief Executive Officer, said, "Fundamental demographic forces and health care industry trends are driving the growth of the assisted living business. The separation of Manor Care into distinct real estate and health care services companies will provide each company with the financial resources and managerial focus to capitalize on this significant opportunity.

     "Specifically, the Board of Directors believes that the separation will significantly improve each company's ability to raise equity capital on a cost-effective basis to fund its expansion plans.
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     "We also believe that providing our shareholders the opportunity to have an investment in the growth profiles of both these businesses, each with a distinct strategy for being a leading participant in the senior support health care industry, can offer them significant and sustainable value."

     ManorCare Health Services

     ManorCare Health Services will provide a full continuum of senior support services through its ownership and operation of Manor Care's assisted living facilities, its leasing and operation of Manor Care's skilled nursing facilities, and its controlling interests in Vitalink Pharmacy Services, Inc. (NYSE: VTK), which owns and operates institutional pharmacies, and In Home Health, Inc. (NASDAQ: IHHI), which provides comprehensive health care services to clients in their homes.

     Over the next five years, ManorCare Health Services plans to acquire approximately 200 new assisted living facilities to be developed by Manor Care Realty. These and other potential acquisitions form the core of ManorCare Health Services' strategy to become the nation's foremost provider of high-quality senior support services within the private pay segment.

     Approximately 170 of the newly developed facilities will be Arden Courts, which provide assistance to individuals suffering from early to middle-stages of Alzheimer's disease or related memory impairment, and the remainder will be Springhouse senior residence facilities, serving the general assisted living population.

     Manor Care Realty

     Over the past three years, Manor Care has established itself as a leader in the high-growth, high-margin private pay segment of the assisted living industry. The assisted living industry is currently experiencing unprecedented market demand. Driven by America's aging population, increasing life expectancies and health care industry trends toward greater diversity of senior support care offerings and services, demand for assisted living services is expected to continue to grow significantly over the next thirty years.

     Manor Care Realty's strategy is to become one of the largest health care real estate companies through its ownership and development of health care facilities that serve the senior population. Over the next 5 years, Manor Care Realty will focus on the site selection, development and construction of approximately 200 assisted living facilities for sale to ManorCare Health Services under a Development Agreement between the two companies, as well as the acquisition and development of skilled nursing facilities. The Development Agreement contemplates pricing arrangements which will include compensation to Manor Care Realty for short-term start-up costs and expenses intended to eliminate any dilutive effects of the development program on Manor Care Realty's results of operations. In addition to the income from these sales, Manor Care Realty will also benefit from a Lease Agreement, pursuant to which ManorCare Health Services will lease Manor Care Realty's skilled nursing facilities.

     The transaction also contemplates equity financing by Manor Care Realty sufficient to provide ManorCare Health Services with funding, financial strength and flexibility necessary to execute its accelerated property development program, which is expected to entail investment in the range of $1.5 billion. In addition, Manor Care, Inc. anticipates calling the outstanding $150 million 9 1/2% Senior Subordinated Notes due 2002 on or about the first call date of November 15, 1997.

     Joseph R. Buckley, Executive Vice President of Manor Care, Inc., will be President and Chief Executive Officer of Manor Care Realty, Inc. Donald C. Tomasso, Executive Vice President of
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     Manor Care, Inc., will be President and Chief Executive Officer of
     ManorCare Health Services. Stewart Bainum, Jr. will serve as Chairman of both companies. The Bainum family, which currently owns approximately 30% of Manor Care's outstanding common stock, will retain their current holdings in Manor Care Realty and ManorCare Health Services following the distribution.

     In addition to Stewart Bainum, Jr. and Donald C. Tomasso, directors of ManorCare Health Services will include: Regina Herzlinger, William H. Longfield, Frederic V. Malek, Jerry E. Robertson and Kennett L. Simmons. Manor Care Realty directors in addition to Stewart Bainum, Jr. will include: Stewart Bainum, Joseph R. Buckley, Ann Torre Grant and Kennett L. Simmons.

     The company filed a registration statement and 8-K today with the Securities and Exchange Commission which explains the proposed distribution in detail and provides financial and other important information regarding the transaction and both resulting companies. Copies of the registration statement and 8-K filing can be obtained from the Securities and Exchange Commission.

     SBC Warburg Dillon Read Inc. has served as exclusive financial advisor to Manor Care in connection with the transaction. Chase Securities Inc. and SBC Warburg Dillon Read have been retained in connection with the debt financings anticipated by Manor Care Realty.

     Manor Care, Inc. is one of the largest long-term care providers in the United States. The Company operates 206 health care facilities containing 27,809 beds in 29 states.

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